SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report: (Date of earliest event reported) November 12, 2002



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                             1-3247                 16-0393470
(State or other jurisdiction         (Commission            (I.R.S. Employer
of incorporation)                    File Number)           Identification No.)



One Riverfront Plaza, Corning, New York                     14831
(Address of principal executive offices)                    (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure.

On November 12, 2002, Corning Incorporated announced entering into a definitive agreement to sell its precision lens business based in Cincinnati, Ohio to 3M Company for approximately $850 million. The precision lens business manufactures precision lens assemblies for projection video systems and is included in Corning's Information Display Segment. The transaction closing is expected by December 31, 2002, subject to customary conditions and regulatory approvals. Corning expects to record an after-tax gain of approximately $400 million as a result of this transaction. The proceeds from the sale will be used to strengthen Corning's balance sheet by reducing debt. In addition, Corning will use a portion of the proceeds to increase its annual contribution to its U.S. pension plan.

Corning expects to account for the business as a discontinued operation under generally accepted accounting principles beginning in the fourth quarter. This business had sales of $203 million and contributed approximately $0.05 per share to Corning's results through September 30, 2002.


Item 9.  Regulation FD Disclosure.

The November 12, 2002 press release related to the announcement is furnished herewith as Exhibit 99.1.

(c) Exhibits.

99.1  Press Release dated November 12, 2002.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CORNING INCORPORATED
                              Registrant



Date:  November 12, 2002      By  /s/    KATHERINE A. ASBECK
                                         ------------------------------------
                                         Katherine A. Asbeck
                                         Senior Vice President and Controller


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                                INDEX TO EXHIBITS
                                -----------------




(c)      Exhibits

99.1     Press Release dated November 12, 2002

                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE



                      3M to Acquire Corning Precision Lens;
                     Technology Will Accelerate 3M's Growth

ST. PAUL, Minn. -- Nov. 12, 2002 -- 3M announced today that it has entered into a definitive agreement to acquire Corning Precision Lens Inc., a wholly owned subsidiary of Corning Incorporated, for a gross price of $850 million in cash. Corning Precision Lens is the largest worldwide manufacturer of lens systems for rear projection televisions.

"This transaction affirms our strategy of accessing fast-growing markets by acquiring companies with strong market positions and technologies that we can leverage with our own strengths to drive faster long-term organic growth," said
W. James McNerney, Jr., 3M chairman and CEO. "Combining this business with 3M Optical Systems Division will broaden our technology position in the global display industry."

"Adding Corning Precisions Lens' technology for rear projection televisions to 3M's full spectrum of display technologies enhances our business, and will accelerate our growth in current and next generation consumer television applications," said Andy Wong, division vice president, 3M Optical Systems Division. "Lens systems for large-screen, rear-projection televisions are a great complement to our strong optical film capabilities, which are well-suited to the emerging consumer LCD television segment."

3M believes display components represent a multibillion-dollar growth opportunity. Digital videodiscs (DVDs) and high definition televisions (HDTVs) are driving the growth in this industry as more consumers purchase large-screen, rear-projection TVs to create a home theater experience. In 2002, CRT-based projection televisions represented 98 percent of unit sales in the large-screen, rear-projection television segment, which is expected to grow at a 35 percent compound annual growth rate through 2006; LCD televisions are expected to grow at a compound annual growth rate of 56 percent through this same period, according to the DisplaySearch Quarterly Worldwide Flat Panel Forecast Report, Q2'02.

3M's expertise in display technology is reflected in its line of Vikuiti brand light management products that include proprietary microreplicated and multilayer display enhancement films for applications in electronic displays, such as LCD televisions, mobile phones, desktop monitors and notebook computers. 3M also supplies touch screens and systems, high-performance projection screens and precision optical components for a wide range of display applications.

"We are very excited about our future with 3M. This is a record year for Corning Precision Lens and forecasts from our customers continue to be positive," said Dave Szkutak, president and chief executive officer, Corning Precision Lens, Inc. "Our market leadership, financial health and the hard work and dedication of Corning Precision Lens employees have helped make us an attractive business. 3M recognizes this and believes that Corning Precision Lens fits nicely with its many vital and growing businesses."

Commenting on the sale, Corning Incorporated's Vice Chairman and Chief Financial Officer Jim Flaws said, "The sale of Corning Precision Lens is part of an overall plan to improve our financial health as we focus on returning to profitability. We will use the proceeds to reduce debt and strengthen our balance sheet, including making an additional contribution to our pension plan." Corning Incorporated said that it would record the results of Corning Precision Lens as a discontinued business starting in the fourth quarter.

Employing approximately 1,500 people, Corning Precision Lens currently supplies customers globally from its headquarters in Cincinnati, Ohio. Sales for 2002 are expected to be $260 million. On Sept. 18, Corning Precision Lens announced plans to expand its presence in China to take advantage of this emerging market. China is the world's second largest and fastest-growing geographic market for rear projection televisions.

The transaction has been approved by the board of directors of both companies and is subject to customary closing conditions and regulatory approvals. The transaction is expected to close by the end of 2002. Upon completion of the transaction, Corning Precision Lens will become a subsidiary of 3M's Optical Systems Division.

The acquisition qualifies for a joint election tax benefit under Section 338(h)(10), which allows goodwill to be fully deductible for tax purposes over a period of 15 years. The tax benefit effectively reduces the purchase price of this acquisition to about $680 million. After consideration of this benefit, the price equates to six times estimated 2002 EBITDA. The purchase is expected to contribute approximately $0.07 to 3M earnings per share in 2003 after one-time acquisition and transition costs.

Pat Campbell, senior vice president and chief financial officer; Bob Burgstahler, senior vice president, business development and corporate services; and Andy Wong, division vice president, Optical Systems Division will conduct an investor teleconference at 9 a.m. Eastern Time (8 a.m. Central) today. Investors can access a Webcast of this conference, along with related charts, at http://investor.3M.com.

About 3M
3M is a $16 billion diversified technology company with leading positions in consumer and office; display and graphics; electronics and telecommunications; health care; industrial; safety, security and protection services; transportation and other businesses. Headquartered in St. Paul, Minnesota, the company has operations in more than 60 countries and serves customers in nearly 200 countries. 3M, which marks its 100th anniversary this year, is one of the 30 stocks that make up the Dow Jones Industrial Average and also is a component of the Standard & Poor's 500 Index.

About Corning Incorporated
Established in 1851, Corning Incorporated creates leading-edge technologies that offer growth opportunities in markets that fuel the world's economy. Corning Incorporated manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets.


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Forward-Looking and Cautionary Statements
The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding 3M's and Corning's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to the companies as of the date hereof, and the companies assume no obligation to update any such forward-looking statement.

Vikuiti is a trademark of 3M.

                                     - 30 -

Media Contact:
Donna Fleming, 3M
(651) 736-7646

Paul Rogoski, Corning Incorporated
(607) 974-8832

Investor Contact:
Matt Ginter, 3M
(651) 733-8206

Dan Colvin, 3M
(651) 736-2637

Ken Sofio, Corning Incorporated
(607) 974-7705

From:
3M Public Relations and Corporate Communications
3M Center, Building 225-1S-15
St. Paul, MN 55144-1000